OLD REPUBLIC INTERNATIONAL CORPORATION
Annual Meeting of Shareholders
Friday, May 28, 2010
3:00 p.m., Chicago Time

Offices of Old Republic International Corporation
22nd Floor Conference Center
307 North Michigan Avenue
Chicago, Illinois 60601

Important Notice Regarding the Availablility of Proxy Materials for the Annual Meeting:  The Annual Report/Proxy Statement is/are available at www. proxyvote.com.
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 OLD REPUBLIC INTERNATIONAL CORPORATION
307 North Michigan Avenue
Chicago, IL 60601

Old Republic International Corporation Employees Savings and Stock Ownership Plan/ Bituminous 401K Savings Plan/Great West
Casualty Profit Sharing Plan/ Republic Mortgage Insurance Company Profit Sharing Plan Members

If you are a participant in one or more of the above Plans, which holds shares of Old Republic International Corporation ("ORI") Common Stock, each share held by these Plans is entitled to one (1) vote at the Annual Meeting of Shareholders of the Company to be held May 28, 2010.

Under the terms of each of these Plans, you as a participant are entitled to vote the number of shares of ORI Common Stock allocated to your account. Please return the proxy card you receive as soon as possible. By returning the proxy card you will assure that your shares will be voted in accordance with your instructions. If you fail to exercise these voting rights, the shares that are unvoted may be voted by the Administration Committee of the Trustee of the Plan as provided for under the provisions of the Plan or Plans involved.

This proxy, when properly executed, will be voted in the manner directed herein.  If no direction is made, these shares will be voted FOR PROPOSALS 1 AND 2 AND IN THE ADMINISTRATION COMMITTEE'S OR TRUSTEE'S DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Continued and to be signed on reverse side

                        VOTE BY INTERNET - www.proxyvote.com
                        Use the Internet to transmit your voting instructions and for electronic delivery of information up until 12:00 P.M. (CT) Time on May 27, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OLD REPUBLIC INTERNATIONAL CORP.                                        VOTE BY PHONE - 1-800-690-6903
307 N. MICHIGAN AVENUE                                                                 Use any touch-tone telephone to transmit your voting instructions up until 12:00
CHICAGO, IL 60601-5382                                                                        P.M. (CT) Time on May 27, 2010. Have your proxy card in hand when you call and
ATTN: WILLIAM J. DASSO                                                                 then follow the instructions.

                        VOTE BY MAIL
                        Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
                        Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
             KEEP THIS PORTION FOR YOUR RECORDS
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          DETACH AND RETURN THIS PORTION ONLY

THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

                       For                      Withhold                For All    To withhold authority to vote for any
                       All                             All                      Except                individual nominee(s), mark "For All
                                             Except" and write the number(s) of the
The Board of Directors recommends that you vote                                nominee(s) on the line below
FOR the following:
                                          _____________________________
1.    Election of Directors                                                            ☐       ☐    ☐
        Nominees

         01   Jimmy A. Dew       02   John M. Dixon       03  Dennis P. Van Mieghem

The Board of Directors recommends you vote FOR the following proposal(s):                    For                   Against                 Abstain

2.    To approve an amendment to the Old Republic International Corporation 2006 Incentive Compensation Plan   ☐    ☐   ☐

NOTE: Such other business as may properly come before the meeting or any adjoiurnment hererof.

Please sign exactly as your name(s) appear(s) hereon  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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Signature (PLEASE SIGN WITHIN BOX)        Date                                                   Signature (Joint Owners)                                    Date